                                                                    Exhibit 2.16


                                ESCROW AGREEMENT

                  THIS ESCROW AGREEMENT ("Escrow Agreement") is dated as of the 13th day of July, 1999 among K.A.U., Inc., an Ohio corporation ("U.S. Purchaser"), 3031298 Nova Scotia Limited, a Nova Scotia, Canada corporation ("Canadian Purchaser"), KENDLE INTERNATIONAL INC., an Ohio corporation ("Kendle") (the aforesaid three companies being collectively referred to herein as the "Purchasing Group"), all of the foregoing with a mailing address of 441 Vine Street, Suite 700, Cincinnati, Ohio 45202, Attention: Paul F. Ritter, Esq., General Counsel HEALTH CARE COMMUNICATIONS, INC., a New Jersey corporation with a mailing address at 2 Cedar Lane, Chappaqua, New York 10514 ("U.S. Seller"), HCC HEALTH CARE COMMUNICATIONS (1991) Ltd., a Canadian corporation with a mailing address which is the same as that of the U.S. Seller ("Canadian Seller") (the U.S. Seller and the Canadian Seller being collectively referred to as the "Sellers"), Geoffrey H. Kalish, M.D., an individual with a mailing address at 2 Cedar Lane, Chappaqua, New York 10514, Bradley D. Kalish, an individual with a mailing address at 251 West 92nd Street, Apartment 5D, New York, New York 10025 and Jill Kalish, an individual with a mailing address at 320 East 39th Street, Apartment 24R, New York, New York 10016 (the aforesaid three individuals being collectively referred to herein as "Stockholders" and the Stockholders and the Sellers being collectively referred to as the "Selling Group"), and THE FIFTH THIRD BANK with a mailing address of 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the escrow agent hereunder ("Escrow Agent").

                                   BACKGROUND

                  A. Effective as of June 27, 1999 Kendle, U.S. Purchaser, the U.S. Seller and the Stockholders entered into an Asset Purchase Agreement (the "U.S. Purchase Agreement"). Pursuant to the terms of said U.S. Purchase Agreement, U.S. Purchaser is today purchasing from the U.S. Seller substantially all of the assets of the U.S. Seller.

                  B. Effective as of July 13, 1999, Canadian Purchaser, Canadian Seller and Geoffrey H. Kalish, M.D. entered into an Asset Purchase Agreement (the "Canadian Purchase Agreement"). Pursuant to the terms of said Canadian Purchase Agreement, Canadian Purchaser is today



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

                           purchasing from the Canadian Seller substantially all of the assets of the Canadian Seller.

                  C. The parties desire to enter into this Escrow Agreement to provide for an escrow of certain cash and stock (the "Escrow Property") to provide financial support for Sellers' obligation to indemnify the Purchasing Group for any breaches of warranty or representation by the Selling Group under the U.S. Purchase Agreement and the Canadian Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth below and other good and valuable consideration, the parties hereto agree as follows:

                  1. DESIGNATION AND DELIVERY. The Purchasing Group and the Selling Group hereby designate The Fifth Third Bank as "Escrow Agent" under this Escrow Agreement. The Purchasing Group and the Selling Group hereby deliver to the Escrow Agent a copy of the U.S. Purchase Agreement and the Canadian Purchase Agreement, which documents are attached hereto and incorporated herein as Exhibit "A" and "A-1." The Purchasing Group, in accordance with the U.S. Purchase Agreement and the Canadian Purchase Agreement, hereby delivers to the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, cash in the amount of $500,000 (the "Deposit") and 31,943 shares of the common stock, no par value, of Kendle (the "Stock").

                  2. INVESTMENT OF THE DEPOSIT; DIVIDENDS AND DISTRIBUTIONS WITH RESPECT TO THE DEPOSIT AND STOCK.

                           (a) The Escrow Agent is hereby authorized to invest
the Deposit in money market funds, including the Fountain Square U.S. Treasury Obligations Fund sponsored by the Escrow Agent's affiliate, Fountain Square Funds. The Escrow Agent shall cause all stock dividends and stock distributions (including shares distributed in a stock split) earned on or with respect to the Stock to be added to the Escrow Property. The U.S. Seller shall be entitled to exercise all voting rights with respect to any Stock or other Kendle securities held from time to time as part of the Escrow Property until such time as, if at all, any such securities are distributed to Kendle in accordance with Section 5 hereof. The parties further acknowledge that the amount of cash and securities held as part of the Escrow Property may be reduced or (in the case of securities only) increased from time to time during the term hereof pursuant to the terms of this Escrow Agreement. Accordingly, the term "Escrow Property" shall refer to the sum of (i) the Deposit initially placed in escrow hereunder or to such lesser amount of cash as may be held in escrow pursuant hereto at any point during the term hereof and (ii) the Stock initially placed into escrow hereunder or such lesser or greater number of securities as may be held in escrow pursuant hereto at any point during the term hereof. The parties agree that interest earned on, and any other



                                       2
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accretions to, the Escrow Property (other than stock dividends and other stock distributions) (collectively, "Seller's Accretions") shall not be deemed to be a part of the Escrow Property and shall be treated in accordance with Section 2(b) hereof.

                           (b) All Seller's Accretions earned on or distributed
with respect to the Escrow Property shall be the property of, and fully taxable to, the U.S. Seller. On each date on which any portion of the Escrow Property is released to the U.S. Seller pursuant to this Escrow Agreement (and, in any event, on the date of the final release of the Escrow Property hereunder), the Escrow Agent shall pay to the U.S. Seller, all Seller's Accretions which have accrued on or been received with respect to the Escrow Property through such date.

                           (c) The parties acknowledge that, based upon the
Market Value of Kendle common stock as of the Closing Date, 50% of the initial Escrow Property consists of the Stock and 50% of the initial Escrow Property consists of cash.

                  3. ESCROW AGENT AS CUSTODIAN; EXPENSES. The Escrow Agent shall, for all purposes of this Escrow Agreement, be treated as and considered legally a custodian. The Escrow Agent shall be entitled to rely conclusively upon the written notice provided in Section 5 and may assume the genuineness of all signatures and documents and the authority of all signatories. The Escrow Agent shall have no liability except for gross negligence or willful misconduct in the performance of its duties under this Escrow Agreement. Kendle and the Selling Group, collectively, shall each assume and pay one half (1/2) of all costs and expenses of the Escrow Agent incurred in its capacity as the Escrow Agent under this Escrow Agreement. The fees of the Escrow Agent are set forth on Exhibit "B" attached hereto and incorporated herein.

                  4.       RESIGNATION; DISAGREEMENTS.

                           (a) Escrow Agent (and any successor Escrow Agent) may
at any time resign as such by delivering the Escrow Property to any successor Escrow Agent designated by the other parties hereto in writing, or to any court of competent jurisdiction as provided below. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction), or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.



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

                           (b) In the event of any disagreement between the
other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Property or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Property until Escrow Agent shall have received (i) a final order of a court of competent jurisdiction directing delivery of the Escrow Property, or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Property, in which event Escrow Agent shall disburse the Escrow Property in accordance with such order or agreement. Escrow Agent shall act on such court order without further question.

                  5.       TERMINATION AND DISTRIBUTION OF ESCROW.

                           (a) TERMINATION. This Escrow Agreement shall
terminate on the date upon which the Escrow Agent shall have fully distributed the Escrow Property as provided herein.

                           (b) CLAIM NOTICES. If, at any time on or prior to the
date falling two (2) years after the date hereof (the "Second Anniversary Date"), the Escrow Agent shall receive a notice from any of the Purchasing Group which (i) affirms that the Purchasing Group believes that the members of the Selling Group are liable to the U.S. or Canadian Purchaser under the U.S. Purchase Agreement or the Canadian Purchase Agreement, as the case may be, for breaches of representations or warranties and (ii) states a specific amount (the "Claimed Amount") which, as a result of the factual basis underlying such notice, the Purchasing Group, in good faith, believes it is owed, by the Selling Group (any such notice being herein referred to as a "Claim Notice"), the Escrow Agent shall continue to hold in escrow the Claimed Amount stated in such notice until (A) it shall receive further instructions as to the disposition of such sum in a writing signed by Kendle and either of the Sellers or (B) it shall be otherwise ordered by a court of competent jurisdiction. The parties acknowledge that there may be multiple Claim Notices given by the Purchasing Group during the term hereof. The Escrow Agent shall deliver a copy of each Claim Notice received by it to the appropriate Seller.

                           (c) PARTIAL RELEASE. Within 15 days after the date
falling one year after the date hereof (the "First Anniversary Date"), the Escrow Agent shall release to the U.S. Seller, an amount equal to the excess, if any, of (i) the Escrow Property as of the First Anniversary Date over (ii) the sum of (A) $500,000 and (B) any portions of the Escrow Property required, as of the First Anniversary Date, to be held in escrow pursuant to Section 2(b).

                           (d) FINAL RELEASE. Within 15 days after the Second
Anniversary Date, the Escrow Agent shall release to the U.S. Seller an amount equal to the excess, if any, of the Escrow Property as of the Second Anniversary



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

Date over the aggregate sum required as of the Second Anniversary Date to be held in escrow pursuant to Section 5(b).

                           (e) JOINT WRITTEN DIRECTION. Notwithstanding any
provision in this Section 5 to the contrary, the Escrow Agent may make payments from the Escrow Property, or from any Seller's Accretions, at any time upon receipt of a joint written direction from Kendle and either of the Sellers (a "Joint Written Direction").

                           (f) NO DISPUTE. If, on or prior to the Second
Anniversary Date, Kendle shall have delivered a Notice of Claim to the Escrow Agent and appropriate Seller and such Seller shall not have disputed the Notice of Claim within ten (10) business days after their receipt of the Notice of Claim, the Claim Amount shall promptly be released to Kendle by the Escrow Agent.

                           (g) VALUATION; ALLOCATIONS. For purposes of
determining that portion of the Escrow Property which is to be withheld or released, as the case may be, under this Section 5 (and except as may be otherwise provided in a Joint Written Direction), the Market Value of the Stock shall be used, except that the relevant date used for counting back 20 trading days shall be (i) the date on which a Claim Notice shall have been given to the Escrow Agent, (ii) the First Anniversary Date or (iii) the Second Anniversary Date, as the case may be. In addition, to the extent that any withholding or release of the Escrow Property by the Escrow Agent is to be effectuated hereunder, such withholding or release shall be comprised of Stock and cash in the same percentages referred to in Section 2(c) hereof.

                  6. DUTIES OF ESCROW AGENT. The duties of the Escrow Agent under this Escrow Agreement shall be entirely administrative and the Escrow Agent shall not be liable to any third party as a result of any action or omission taken or made by it, if taken in good faith, except for gross negligence or willful misconduct in performing its duties. In the event of disagreement or dispute between Kendle and the Selling Group with respect to disposition of the Escrow Property, the Escrow Agent shall have the right to initiate an appropriate legal proceeding to obtain a judicial determination of the respective parties' rights to the Escrow Property. No rights are intended to be granted to any third party hereunder. Kendle and the Selling Group shall severally (each being responsible for a maximum of fifty percent (50%) of the indemnity account) indemnify and hold harmless the Escrow Agent and reimburse the Escrow Agent from and for any and all liability, costs and expenses, including reasonable attorneys' fees, the Escrow Agent may suffer or incur by reason of its execution and performance of this Escrow Agreement except for any such liability, costs or expenses (including attorneys fees) which is a result of Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim,



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or demand with respect thereto, or any waiver, modification, amendment, termination or recission of this Escrow Agreement, unless in writing received by it and signed by Kendle and either Seller.

                  In the event that the Escrow Agent shall find it necessary to consult with counsel of its own choosing in connection with this Escrow Agreement, the Escrow Agent shall not incur any liability for any action taken in good faith in accordance with such advice. Kendle and the Selling Group, jointly and severally, shall indemnify and hold harmless the Escrow Agent for any liability, loss, claim or damage incurred by the Escrow Agent in connection with this Escrow except for any such liability, costs, expenses (including reasonable attorneys' fees), loss, claims or damage which is a result of Escrow Agent's own gross negligence or willful misconduct. This indemnification shall survive termination of this Escrow Agreement. Kendle and the Selling Group agree that Kendle, on the one hand, and the Selling Group, collectively, on the other hand, shall each assume and pay fifty percent (50%) of all amounts due to Escrow Agent as a result of this indemnification.

                  Escrow Agent is not a party to, and is not bound by, any agreement which may be evidenced by, or arise out, the foregoing instruction, other than as expressly set forth herein. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto, conflict or are inconsistent with any of the provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

                  7. NOTICES. All notices, consents or other communications required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed to have been duly given:

                           (a) when delivered personally (including via
recognized courier service, such as Fed Ex)

                           (b) five (5) business day after being sent by
certified U.S. mail, postage charges prepaid, or

                           (c) on the date on which a telegram or facsimile is
transmitted to the parties at their respective addresses stated above.

                  Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 7, except that any such change of address notice shall not be effective unless and until received.



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                  8. AMENDMENT. No amendment or modification of this Escrow
Agreement shall be effective unless in writing and signed by the parties.

                  9.       SUPPLEMENTAL ESCROW AGREEMENT.

                           (a) The parties acknowledge that, pursuant to Section
11(b)(v) of the U.S. Purchase Agreement, in the event, and to the extent, that any given claim or claims being asserted in good faith by the Purchaser could not be satisfied out of the assets being held under this Agreement, Purchaser may seek recourse by depositing earned, but not yet paid, Earnout Amounts with the Escrow Agent under this Agreement. The parties have now agreed, however, that any such sums should, contrary to the U.S. Purchase Agreement, be deposited with the Escrow Agent not under this Agreement but rather under a similar Escrow Agreement attached hereto as Exhibit C (the "Secondary Escrow Agreement"). Consequently, in the event of any such deposit by the Purchasing Group (which deposit must be accompanied by a Claim Notice under the Secondary Escrow Agreement alleging a Claimed Amount at least equal in amount to the amount being deposited), the attached Secondary Escrow Agreement shall be deemed automatically, on the date of the first such deposit (regardless whether the same shall occur prior to or after the termination of this Agreement), to have been executed and delivered by the parties hereto, and any sums then or thereafter deposited pursuant to the aforesaid Section 11(b)(v) shall be deemed to have been deposited thereunder.

                           (b) The Purchasing Group agrees that any Earnout
Amounts that are deposited with the Escrow Agent in accordance with Section 9(a) above shall be allocated between cash and Kendle shares in the same percentages referred to in Section 2(c) above; provided, however, that in the event that (due to the fact that Earnout Amounts will be composed 67% of cash and 33 % of Kendle shares) any given Earnout Amount shall not contain a sufficient number of Kendle shares to comply with the preceding clause of this sentence, Kendle shall, to the extent of any such deficiency, have the right to deposit with the Escrow Agent cash instead of Kendle shares. The parties further agree that for purposes of (i) determining the aggregate number of shares of Kendle stock which, based upon the related Claim Notice, may be withheld from the U.S. Seller and deposited in escrow under the Secondary Escrow Agreement and (ii) implementing the terms of the preceding sentence, all Kendle shares shall be valued at Market Value, using the 20 trading days preceding [the date on which the EBIT for the then most recent fiscal year of the U.S. Purchaser shall have been finally determined under Section 2.2 of the U.S. Purchase Agreement]

                           (c) The terms of this Section 9 shall survive
termination of this Agreement.



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

                  10. PARTIES IN INTEREST. This Escrow Agreement shall bind, benefit, and be enforceable by and against each party hereto and their successors, assigns, heirs and personal representatives. No party shall in any manner assign any of its rights or obligations under this Escrow Agreement without the express prior written consent of the other parties.

                  11. NO WAIVERS. No waiver with respect to this Escrow Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

                  12. SEVERABILITY. If any provision of this Escrow Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

                  13. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Escrow Agreement to produce or account for more than one original counterpart hereof.

                  14. CONTROLLING LAW. This Escrow Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Ohio applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

                  15. DEFINITIONS. To the extent not specifically defined herein, all terms used herein shall have the meanings ascribed to them in the U.S. Purchase Agreement.



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

                  IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized representatives to execute, this Escrow Agreement on the date first written above.
                                       KENDLE INTERNATIONAL INC.
                                       -------------------------

                                       By:    /S/ RAFAEL MANCERA
                                              ------------------
                                       Name:  RAFAEL MANCERA
                                              --------------
                                       Title: DIRECTOR, M&A
                                              -------------

                                       K.A.U. Inc.,

                                       By:    /S/ RAFAEL MANCERA
                                              ------------------
                                       Name:  RAFAEL MANCERA
                                              --------------
                                       Title: ASSISTANT SECRETARY
                                              -------------------

                                       3031298 NOVA SCOTIA LIMITED

                                       By:    /S/ RAFAEL MANCERA
                                              ------------------
                                       Name:  RAFAEL MANCERA
                                              --------------
                                       Title: ASSISTANT SECRETARY
                                              -------------------


                                       SELLING GROUP


                                       /S/ GEOFFREY H. KALISH, M.D.
                                       ----------------------------
                                       Geoffrey H. Kalish, M.D.


                                       /S/ BRADLEY D. KALISH
                                       ----------------------------
                                       Bradley D. Kalish


                                       /S/ JILL KALISH
                                       ----------------------------
                                       Jill Kalish


                                       HCC HEALTH CARE
                                       COMMUNICATIONS (1991), LTD.

                                       By:    /S/ GEOFFREY H KALISH, M.D.
                                              ---------------------------
                                       Name:  GEOFFREY H. KALISH, M.D.
                                              --------------------------
                                       Title: PRESIDENT
                                              ---------



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

                                       HEALTH CARE
                                       COMMUNICATIONS, INC.

                                       By:    /S/ GEOFFREY H. KALISH, M.D.
                                              -----------------------------
                                       Name:  GEOFFREY H. KALISH , M.D.
                                              -------------------------
                                       Title: PRESIDENT
                                              ---------






Received and accepted:

THE FIFTH THIRD BANK
Escrow Agent

By:    /S/ GREG HAHN
       -----------------------
Name:  GREG HAHN
       -----------------------
Title: ASSISTANT VICE PRESIDENT
       ------------------------



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                                   EXHIBIT "A"
                                   -----------

                               PURCHASE AGREEMENT
                               ------------------

                                   EXHIBIT "B"
                                   -----------

                                ESCROW AGENT FEES
                                -----------------



Closing and Acceptance Fees.........................................$4,000.00

Annual Administrative Fee...........................................$3,000.00




The fees listed above relate specifically to duties described in the Escrow Agreement dated July 13, 1999 between Fifth Third Bank, Kendle International Inc. and Health Care Communications, Inc. Extraordinary services or services not specifically contemplated therein may be additional. All out of pocket expenses including and not limited to postage, insurance, stationary, travel expenses, wire fees, legal fees, etc. will be passed along over and above the fees stated.



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


                                   EXHIBIT "C"
                                   -----------


                           SECONDARY ESCROW AGREEMENT

                  THIS SECONDARY ESCROW AGREEMENT ("Escrow Agreement") is among K.A.U., Inc., an Ohio corporation ("U.S. Purchaser"), 3031298 Nova Scotia Limited, a Nova Scotia, Canada corporation ("Canadian Purchaser"), KENDLE INTERNATIONAL INC., an Ohio corporation ("Kendle") (the aforesaid three companies being collectively referred to herein as the "Purchasing Group"), all of the foregoing with a mailing address of 441 Vine Street, Suite 700, Cincinnati, Ohio 45202, Attention: Paul F. Ritter, Esq., General Counsel HEALTH CARE COMMUNICATIONS, INC., a New Jersey corporation with a mailing address at 2 Cedar Lane, Chappaqua, New York 10514 ("U.S. Seller"), HCC HEALTH CARE COMMUNICATIONS (1991) Ltd., a Canadian corporation with a mailing address which is the same as that of the U.S. Seller ("Canadian Seller") (the U.S. Seller and the Canadian Seller being collectively referred to as the "Sellers"), Geoffrey
H. Kalish, M.D., an individual with a mailing address at 2 Cedar Lane, Chappaqua, New York 10514, Bradley D. Kalish, an individual with a mailing address at 251 West 92nd Street, Apartment 5D, New York, New York 10025 and Jill Kalish, an individual with a mailing address at 320 East 39th Street, Apartment 24R, New York, New York 10016 (the aforesaid three individuals being collectively referred to herein as "Stockholders" and the Stockholders and the Sellers being collectively referred to as the "Selling Group"), and THE FIFTH THIRD BANK with a mailing address of 38 Fountain Square Plaza, Cincinnati, Ohio 45263, as the escrow agent hereunder ("Escrow Agent").

                                   BACKGROUND
                                   ----------

         C. Effective as of June 27, 1999 Kendle, U.S. Purchaser, the U.S. Seller and the Stockholders entered into an Asset Purchase Agreement (the "U.S. Purchase Agreement"). Pursuant to the terms of said U.S. Purchase Agreement, U.S. Purchaser purchased from the U.S. Seller substantially all of the assets of the U.S. Seller.

         D. Effective as of July 13, 1999, Canadian Purchaser, Canadian Seller and Geoffrey H. Kalish, M.D. entered into an Asset Purchase Agreement (the "Canadian Purchase Agreement"). Pursuant to the terms of said Canadian



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

                  Purchase Agreement, Canadian Purchaser purchased from the Canadian Seller substantially all of the assets of the Canadian Seller.

                  C. The parties have previously agreed to enter into this Escrow Agreement to provide for an escrow of certain cash and stock (the "Escrow Property") to provide financial support for Sellers' obligation to indemnify the Purchasing Group for any breaches of warranty or representation by the Selling Group under the U.S. Purchase Agreement and the Canadian Purchase Agreement.

                  D. The agreement providing for the creation of this Agreement was the Escrow Agreement, dated the Closing Date, entered into by the parties hereto in connection with the U.S. and Canadian Purchase Agreements (the "Primary Escrow Agreement").

                  NOW, THEREFORE, in consideration of the mutual covenants set forth below and other good and valuable consideration, the parties hereto agree as follows:

                  1. DESIGNATION AND DELIVERY. The Purchasing Group and the Selling Group hereby designate The Fifth Third Bank as "Escrow Agent" under this Escrow Agreement. The Purchasing Group and the Selling Group have previously delivered to the Escrow Agent a copy of the U.S. Purchase Agreement and the Canadian Purchase Agreement, which documents are incorporated herein by reference. The Purchasing Group, in accordance with the U.S. Purchase Agreement, the Canadian Purchase Agreement, and the Primary Escrow Agreement, hereby delivers to the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, certain cash (the "Deposit") and shares of the common stock, no par value, of Kendle (the "Stock"). The Escrow Agent shall, promptly after its receipt of the Deposit and the Stock (the date of occurrence of which shall be deemed for all purposes to be the "Effective Date" of this Agreement), confirm to the U.S. Seller the amount of the Deposit and the number of Kendle shares constituting the Stock.

                  2. INVESTMENT OF THE DEPOSIT; DIVIDENDS AND DISTRIBUTIONS WITH RESPECT TO THE DEPOSIT AND STOCK.


                           (a) The Escrow Agent is hereby authorized to invest
the Deposit in money market funds, including the Fountain Square U.S. Treasury Obligations Fund sponsored by the Escrow Agent's affiliate, Fountain Square Funds. The Escrow Agent shall cause all stock dividends and stock distributions (including shares distributed in a stock split) earned on or with respect to the Stock to be added to the Escrow Property. The U.S. Seller shall be entitled to exercise all voting rights with respect to any Stock or other Kendle securities held



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

from time to time as part of the Escrow Property until such time as, if at all, any such securities are distributed to Kendle in accordance with Section 5 hereof. The parties further acknowledge that the amount of cash and securities held as part of the Escrow Property may be reduced or increased from time to time during the term hereof pursuant to the terms of this Escrow Agreement and the U.S. Purchase Agreement. Accordingly, the term "Escrow Property" shall refer to the sum of (i) the Deposit initially placed in escrow hereunder or to such greater or lesser amount of cash as may be held in escrow pursuant hereto at any point during the term hereof and (ii) the Stock initially placed into escrow hereunder or such lesser or greater number of securities as may be held in escrow pursuant hereto at any point during the term hereof. The parties agree that interest earned on, and any other accretions to, the Escrow Property (other than stock dividends and other stock distributions) (collectively, "Seller's Accretions") shall not be deemed to be a part of the Escrow Property and shall be treated in accordance with Section 2(b) hereof.

                           (b) All Seller's Accretions earned on or distributed
with respect to the Escrow Property shall be the property of, and fully taxable to, the U.S. Seller. On each date on which any portion of the Escrow Property is released to the U.S. Seller pursuant to this Escrow Agreement (and, in any event, on the date of the final release of the Escrow Property hereunder), the Escrow Agent shall pay to the U.S. Seller, all Seller's Accretions which have accrued on or been received with respect to the Escrow Property through such date.

                  3. ESCROW AGENT AS CUSTODIAN; EXPENSES. The Escrow Agent shall, for all purposes of this Escrow Agreement, be treated as and considered legally a custodian. The Escrow Agent shall be entitled to rely conclusively upon the written notice provided in Section 5 and may assume the genuineness of all signatures and documents and the authority of all signatories. The Escrow Agent shall have no liability except for gross negligence or willful misconduct in the performance of its duties under this Escrow Agreement. Kendle and the Selling Group, collectively, shall each assume and pay one half (1/2) of all costs and expenses of the Escrow Agent incurred in its capacity as the Escrow Agent under this Escrow Agreement. The fees of the Escrow Agent are set forth on Exhibit "B" attached to the Primary Escrow Agreement and incorporated herein.

                  4.       RESIGNATION; DISAGREEMENTS.

                           (a) Escrow Agent (and any successor Escrow Agent) may
at any time resign as such by delivering the Escrow Property to any successor Escrow Agent designated by the other parties hereto in writing, or to any court of competent jurisdiction as provided below. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction), or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that



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time Escrow Agent has not received a designation of a successor Escrow Agent,
Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

                           (b) In the event of any disagreement between the
other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Property or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Property until Escrow Agent shall have received (i) a final order of a court of competent jurisdiction directing delivery of the Escrow Property, or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Property, in which event Escrow Agent shall disburse the Escrow Property in accordance with such order or agreement. Escrow Agent shall act on such court order without further question.

                  5.       TERMINATION AND DISTRIBUTION OF ESCROW.

                           (a) TERMINATION. This Escrow Agreement shall
terminate on the date upon which the Escrow Agent shall have fully distributed the Escrow Property as provided herein.

                           (b) CLAIM NOTICES. Simultaneously with any deposit of
any cash or Kendle shares hereunder in accordance with the U.S. Purchase Agreement and the Primary Escrow Agreement, U.S. Purchaser shall give to the Escrow Agent a notice which (i) affirms that the Purchasing Group believes that the members of the Selling Group are liable to the U.S. or Canadian Purchaser under the U.S. Purchase Agreement or the Canadian Purchase Agreement for breaches of representations or warranties and (ii) states a specific amount (at least equal to the value of the Escrow Property than being deposited) (the "Claimed Amount") which, as a result of the factual basis underlying such notice, the Purchasing Group, in good faith, believes it is owed, by the Selling Group (any such notice being herein referred to as a "Claim Notice"), the Escrow Agent shall continue to hold in escrow the Claimed Amount stated in such notice (or, if less, the Escrow Property then being deposited) until (A) it shall receive further instructions as to the disposition of such property in a writing signed by Kendle and either of the Sellers or (B) it shall be otherwise ordered by a court of competent jurisdiction. The parties acknowledge that there may be multiple Claim Notices given by the Purchasing Group during the term hereof. The Escrow Agent shall deliver a copy of each Claim Notice received by it to the appropriate Seller. The U.S. Purchaser represents that it has tendered to the Escrow Agent a Claim Notice, conforming to the above, with respect to the initial Escrow Property deposited with the Escrow Agent hereunder.



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

                           (c) JOINT WRITTEN DIRECTION. Notwithstanding any
provision in this Section 5 to the contrary, the Escrow Agent may make payments from the Escrow Property, or from any Seller's Accretions, at any time upon receipt of a joint written direction from Kendle and either of the Sellers (a "Joint Written Direction").

                  6. DUTIES OF ESCROW AGENT. The duties of the Escrow Agent under this Escrow Agreement shall be entirely administrative and the Escrow Agent shall not be liable to any third party as a result of any action or omission taken or made by it, if taken in good faith, except for gross negligence or willful misconduct in performing its duties. In the event of disagreement or dispute between Kendle and the Selling Group with respect to disposition of the Escrow Property, the Escrow Agent shall have the right to initiate an appropriate legal proceeding to obtain a judicial determination of the respective parties' rights to the Escrow Property. No rights are intended to be granted to any third party hereunder. Kendle and the Selling Group shall severally (each being responsible for a maximum of fifty percent (50%) of the indemnity account) indemnify and hold harmless the Escrow Agent and reimburse the Escrow Agent from and for any and all liability, costs and expenses, including reasonable attorneys' fees, the Escrow Agent may suffer or incur by reason of its execution and performance of this Escrow Agreement except for any such liability, costs or expenses (including attorneys fees) which is a result of Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or recission of this Escrow Agreement, unless in writing received by it and signed by Kendle and either Seller.

                  In the event that the Escrow Agent shall find it necessary to consult with counsel of its own choosing in connection with this Escrow Agreement, the Escrow Agent shall not incur any liability for any action taken in good faith in accordance with such advice. Kendle and the Selling Group, jointly and severally, shall indemnify and hold harmless the Escrow Agent for any liability, loss, claim or damage incurred by the Escrow Agent in connection with this Escrow except for any such liability, costs, expenses (including reasonable attorneys' fees), loss, claims or damage which is a result of Escrow Agent's own gross negligence or willful misconduct. This indemnification shall survive termination of this Escrow Agreement. Kendle and the Selling Group agree that Kendle, on the one hand, and the Selling Group, collectively, on the other hand, shall each assume and pay fifty percent (50%) of all amounts due to Escrow Agent as a result of this indemnification.

                  Escrow Agent is not a party to, and is not bound by, any agreement which may be evidenced by, or arise out, the foregoing instruction, other than as expressly set forth herein. In the event that any of the terms and provisions of any



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

other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto, conflict or are inconsistent with any of the provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

                  7. NOTICES. All notices, consents or other communications required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed to have been duly given:

                           (a) when delivered personally (including via
recognized courier service, such as Fed Ex)

                           (b) five (5) business day after being sent by
certified U.S. mail, postage charges prepaid, or

                           (c) on the date on which a telegram or facsimile is
transmitted to the parties at their respective addresses stated above.

                  Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 7, except that any such change of address notice shall not be effective unless and until received.

                  8. AMENDMENT. No amendment or modification of this Escrow Agreement shall be effective unless in writing and signed by the parties.

                  9. PARTIES IN INTEREST. This Escrow Agreement shall bind, benefit, and be enforceable by and against each party hereto and their successors, assigns, heirs and personal representatives. No party shall in any manner assign any of its rights or obligations under this Escrow Agreement without the express prior written consent of the other parties.

                  10. NO WAIVERS. No waiver with respect to this Escrow Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

                  11. SEVERABILITY. If any provision of this Escrow Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.



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                  12. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Escrow Agreement to produce or account for more than one original counterpart hereof.

                  13. CONTROLLING LAW. This Escrow Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Ohio applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

                  14. DEFINITIONS. To the extent not specifically defined herein, all terms used herein shall have the meanings ascribed to them in the U.S. Purchase Agreement.




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